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                                                                    EXHIBIT 5.1

     [LETTERHEAD OF ANDREWS & KURTH MAYOR, DAY, CALDWELL, & KEETON L.L.P.]


                                                                   May 21, 2002


Cheniere Energy, Inc.
333 Clay Street, Suite 3400
Houston, Texas 77002

Ladies and Gentlemen:

   We have acted as counsel for Cheniere Energy, Inc., a Delaware corporation (the Company), in connection with the registration of up to an aggregate of 500,000 shares (the Shares) of Common Stock, par value $0.003 per share, of the Company (Common Stock), to be sold by a selling stockholder of the Company as described in the Company's Registration Statement on Form S-3 (File No. 333-71496), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration Statement). In such capacity, we have familiarized ourselves with the Articles of Incorporation, as amended to date, and Bylaws of the Company, as amended to date, and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

   Based upon our examination as aforesaid, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

      2. The Shares currently outstanding are duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.

                                        Sincerely,

                                        /s/  ANDREWS & KURTH
                                             MAYOR, DAY, CALDWELL & KEETON
                                          L.L.P.
                                        ----------------------------------------
                                        Andrews & Kurth Mayor, Day, Caldwell &
                                          Keeton L.L.P.